Exhibit 10.1

EXECUTION COPY

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 4th day of June, 2023, by and among Crown Electrokinetics Corp., a Delaware corporation with offices located at 11601 Wilshire Blvd., Suite 2240, Los Angeles, CA 90025 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of October 17, 2022, by and between the Company and the investors party thereto (the “October Securities Purchase Agreement”), the Company issued to certain investors (the “Investors”) (which may include the Holder, if set forth on the signature page of the Holder attached hereto), among other things, a senior secured convertible note, convertible into shares of Common Stock (as defined below), in accordance with the terms thereof, with such outstanding principal amounts as set forth on the signature page of the Holder attached hereto, if any (as amended, the “Existing October Note”).

B. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of January 3, 2023, by and between the Company and the investors party thereto (the “January Securities Purchase Agreement”), the Company issued to certain Investors (which may include the Holder, if set forth on the signature page of the Holder attached hereto), among other things, a senior secured note with such outstanding principal amounts as set forth on the signature page of the Holder attached hereto, if any (as amended, the “Existing January Note”) ..

C. Prior to the date hereof, the Company issued a demand secured promissory note to certain of the Investors (which may include the Holder, if set forth on the signature page of the Holder attached hereto), with such outstanding principal amount as set forth on the signature page of the Holder attached hereto, if any (the “Existing Demand Note”).

D. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of July 26, 2022, by and between the Company and the investors party thereto (the “Series D Securities Purchase Agreement” and, together with the October Securities Purchase Agreement and the January Securities Purchase Agreement, the “Securities Purchase Agreements”), the Company issued to certain of the Investors (which may include the Holder, if set forth on the signature page of the Holder attached hereto), among other things, such aggregate number of shares of the Company’s Series D Preferred Stock, $0.0001 par value (the “Existing Series D Preferred Shares”) as set forth on the signature page of the Holder attached hereto, if any.

E. Prior to the date hereof, pursuant to that Line of Credit Agreement, dated as of February 2, 2023, by and between the Company and a lender party thereto (the “Line of Credit Agreement”), the Company issued to an Investor (which may be the Holder, if set forth on the signature page of the Holder attached hereto) a secured promissory note, with such outstanding principal amount as set forth on the signature page of the Holder attached hereto, if any (as amended, the “Existing LOC Note” and, together with the Existing October Note, the Existing January Note and the Existing Demand Note, the “Existing Notes”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreements (as amended hereby) and Line of Credit Agreement (as amended hereby).

F. The Company has authorized a new series of convertible preferred stock of the Company designated as Series F Convertible Preferred Stock, $0.0001 par value, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series F Preferred Stock”), which Series F Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of the Certificate of Designations.

G. The Company and the Holder desire to exchange (the “Exchange” or the “Transaction”) the Existing Notes and Existing Series D Preferred Shares (collectively, the “Existing Securities”), on the basis and subject to the terms and conditions set forth in this Agreement, for (x) such aggregate number of shares of Series F Preferred Stock as set forth on the signature page of the Holder attached hereto, to be issued pursuant to the Certificate of Designations (the “New Preferred Shares”, as converted, the “New Conversion Shares”) and (y) a Common Stock Purchase Warrant, in the form attached hereto as Exhibit B (the “New Warrant”, and together with the New Preferred Shares, the “New Primary Securities”), exercisable into such aggregate number of shares of Common Stock of the Company as set forth on the signature page of the Holder attached hereto (the “New Warrant Shares”, and together with the New Conversion Shares, the “New Underlying Shares”, and the New Primary Securities together with the New Underlying Shares, collectively, the “New Securities”).

H. The New Primary Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

I. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Existing Securities to the Company in exchange for which the Company shall issue the New Primary Securities to the Holder. On the Closing Date, in exchange for the Existing Securities the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Primary Securities at the address for delivery set forth on the signature page of the Holder attached hereto. Immediately following the delivery of the New Primary Securities to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Securities (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Securities shall be deemed canceled.

2. Ratifications; Incorporation of Terms under Transaction Documents.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreements, the Line of Credit Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreements or Line of Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreements or the Line of Credit Agreement, respectively, shall mean the Securities Purchase Agreements or Line of Credit Agreement, as applicable, as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “Line of Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreements or Line of Credit Agreement, respectively, shall mean the Securities Purchase Agreements or Line of Credit Agreement, as applicable, as amended by this Agreement.

(b) Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Securities Purchase Agreements, the Line of Credit Agreement and each of the other Transaction Documents are hereby amended, as applicable, as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i) The defined term “Notes” is hereby amended to include the New Primary Securities (as defined herein and as defined pursuant to each Other Agreement, if any).

(ii) The defined term “Conversion Shares” is hereby amended to include New Conversion Shares (as defined herein and as defined pursuant to each Other Agreement, if any).

(iii) The defined term “Warrants” is hereby amended to include the New Warrants (as defined herein and as defined pursuant to each Other Agreement, if any).

(iv) The defined term “Warrant Shares” is hereby amended to include New Warrant Shares (as defined herein and as defined pursuant to each Other Agreement, if any).

(v) The defined term “Transaction Documents” is hereby amended to include this Agreement, the Primary Securities, the Certificate of Designations and each Other Agreement, if any.

3. Company Representations and Warranties. As of the date hereof and as of the Closing Date:

3.1 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents.

3.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Primary Securities and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the New Primary Securities in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Primary Securities and the reservation for issuance and issuance of New Underlying Shares issuable upon conversion or exercise, as applicable, of the New Primary Securities will have been duly authorized by the Company’s Board of Directors (or a duly authorized committee thereof) and no further filing, consent, or authorization will be required by the Company, its Board of Directors or its stockholders. This Agreement has been and, as of the Closing Date, the other Exchange Documents will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not have been amended.

3.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Primary Securities and reservation for issuance and issuance of the New Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, after giving effect to the receipt by the Company of the Required Consents (as defined below), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

3.4 No Consents. Except as set forth on Schedule 3.4 (the “Required Consents”), neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

3.6 Status of Existing Securities; Issuance of New Securities.

(a) The Company has no knowledge that the Existing Securities are subject to dispute and to the knowledge of the Company there is no action based on the Existing Securities that is currently pending in any court or other legal venue and to the knowledge of the Company no judgments based upon the Existing Securities have been previously entered in any legal proceeding. The Company has not received any written notice from the Holder or any other person challenging or disputing the Existing Securities, or any portion thereof, and the Company is unconditionally obligated to pay the entire aggregate principal amount outstanding under the Existing Notes (and any accrued and unpaid interest thereunder) without defense, counterclaim or offset.

(b) As of the Closing Date, the issuance of the New Primary Securities will be duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all Liens (as defined in the Certificate of Designations). Upon issuance upon conversion or exchange, as applicable, in accordance with the New Primary Securities, the New Underlying Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the Holder being entitled to all rights accorded to a holder of Common Stock. By virtue of Rule 3(a)(9) under the Securities Act, the New Primary Securities will have a Rule 144 holding period that will be deemed to have commenced as of the Closing Date (as defined in the Securities Purchase Agreements), the Issuance Date (as defined in the Waiver Warrant) and the Original Issuance Date (as defined in the Existing LOC Note), as applicable, the date of the original issuance of the applicable Existing Securities to the Holder. Assuming the Holder is not an affiliate of the Company, except to the extent a Current Public Information Failure (as defined in the Registration Rights Agreement) then exists, neither the New Primary Securities nor the New Underlying Shares shall be required to bear any restrictive legend and, upon any conversion or exercise, as applicable, of the New Primary Securities on or after the date hereof, the New Underlying Shares shall be freely tradeable by the Holder pursuant to and in accordance with Rule 144 of the Securities Act (“Rule 144”).

3.7 Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Primary Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.8 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in the SEC Documents, the Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

3.9 Transactions With Affiliates. Except as set forth in the SEC Documents and except as set forth on Schedule 3.9, none of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

3.10 Equity Capitalization.

(a) Definitions:

(i) “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(b) Authorized and Outstanding Capital Stock. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the SEC Documents (except for subsequent issuances, if any, in accordance with the terms of the New Primary Securities, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the SEC Documents or pursuant to the exercise of convertible securities, warrants or options referred to in the SEC Documents). As of the date hereof, the authorized capital stock of the Company consists of (A) 800,000,000 shares of Common Stock, of which, 60,658,331 are issued and outstanding and 38,596,214 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 50,000,000 shares of Preferred Stock, 553,620 of which are issued and outstanding. Zero shares of Common Stock are held in the treasury of the Company. No shares of Common Stock are held in the treasury of the Company. As of the Closing, the Company shall have reserved from its duly authorized share capital not less than the sum of (i) 200% of the maximum number of New Conversion Shares issuable upon conversion of the New Preferred Shares (assuming for purposes hereof that (x) the New Preferred Shares are convertible at the Alternate Conversion Price (as defined in the Certificate of Designations) assuming an Alternate Conversion Date (as defined in the Certificate of Designations) as of the date hereof, (y) dividends on the Preferred Shares shall accrue through the first anniversary of the date hereof and will be converted into shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the New Preferred Shares set forth in the Certificate of Designations) and (ii) the maximum number of New Warrant Shares issuable upon exercise of the New Warrants(assuming for purposes hereof that any such exercise shall not take into account any limitations on the exercise of the New Warrants set forth in the New Warrants).

(c) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the New Primary Securities) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

(d) Outstanding Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and (E) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Securities.

(e) Organizational Documents. True, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to, the SEC Documents.

3.11 Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC documents, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (other than the Notes and the Securities Purchase Agreement), or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.12 Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Exchange Documents or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.13 No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

3.14 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1 Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.

4.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

4.3 Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.5 Investment Risk; Sophistication. The Holder is acquiring the New Primary Securities hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the New Primary Securities, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

4.6 Ownership of Existing Securities. The Holder owns the applicable Existing Securities, free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the Transaction.

5. Closing; Conditions. Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007, on the Business Day immediately following such date as the Company shall have satisfied all conditions to closing below, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

5.1. Condition’s to Investor’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Holder in writing, prior to the Closing):

(a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b) Issuance of Securities. At the Closing, the Company shall issue the New Primary Securities to the Holder.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) No Triggering Event. After giving effect to the Exchange, no Triggering Event (as defined in the Certificate of Designations) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred and be continuing.

(f) Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the Exchange, including without limitation, those required by the Principal Market, if any, and the Required Consents.

(g) Listing. The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

5.2. Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Company in writing, prior to the Closing):

(a) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

6. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Underlying Shares under the Securities Act or cause this offering of the New Underlying Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Underlying Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all of the New Underlying Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, a non-accountable amount of $15,000 for the costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby.

9. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Primary Securities (and upon conversion or cashless exercise, as applicable, of the New Primary Securities, the New Underlying Shares) may be tacked onto the holding period of the applicable Existing Securities issued in exchange therefore hereunder, and the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company and no Current Public Information Failure (as defined in the Registration Rights Agreement) then exists), solely in connection with Exchanges of the Existing Securities, (i) upon issuance in accordance with the terms of the New Primary Securities (assuming a cashless exercise of the New Warrants, with respect to any New Warrant Shares), the New Underlying Shares will be eligible to be resold pursuant to Rule 144 (a) as of February 2, 2023 with respect to the Existing LOC Note, (b) as of October 19, 2022 with respect to the Existing October Note, (c) as of January 3, 2023 with respect to the Existing January Note, (d) as of the days between May 16, 2023 and May 30, 2023 with respect to the Existing Demand Notes and (e) as of July 26, 2022 with respect to the Existing Series D Preferred Shares, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Underlying Shares (assuming a cashless exercise of the New Warrants, with respect to any New Warrant Shares) becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of New Underlying Shares (assuming a cashless exercise of the New Warrants, with respect to any New Warrant Shares) pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Underlying Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Underlying Shares in accordance herewith.

10. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

11. Disclosure of Transaction.

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching this Agreement and the forms of the New Primary Securities (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by the Exchange Documents, shall terminate.

(b) Except as may be required by the Securities Purchase Agreements or the New Primary Securities, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, other than as required by the Securities Purchase Agreements or the New Primary Securities, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

12. Notices to Holder. All notices to the Holder pursuant to the Securities Purchase Agreements or the New Primary Securities shall be delivered in accordance with the notice instructions set forth on the signature page of the Holder attached hereto (or such other instructions delivered in writing to the Company by the Holder from time to time).

13. Termination. If the Transaction is not consummated on or prior to [ , 2023], each Holder may terminate this Agreement, solely with respect to itself and not with respect to any Other Investor, by written notice to the Company and this Agreement shall thereafter be null and void, ab initio, solely with respect to such Holder, but not with respect to any Other Investor.

14. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Investor of securities of the Company (each, an “Other Investor”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Investor under any other agreement by and between the Company and any Other Investor (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

15. Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Other Investor with respect to any exchange of any security issued pursuant to the Securities Purchase Agreements, the Waiver Agreements or the Line of Credit Agreement, as applicable (including any security subsequently exchanged therefor), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any exchange of any such security (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 15 shall apply similarly and equally to each Settlement Document.

16. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreements (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

COMPANY:

CROWN ELECTROKINETICS CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

Amount Outstanding under Existing October Note:	HOLDER:

_________________________

Amount Outstanding under Existing January Note:	Name of Holder

_________________________	By:
Name:
Amount Outstanding under Existing LOC Note:	Title:

_________________________	Address for Notices

Amount Outstanding under Demand Note:

_________________________

Aggregate Outstanding under Series D Preferred Shares:

Aggregate Number of New Preferred Shares to be issued:

_________________________

Aggregate Number of New Warrant Shares
issuable upon exercise of the New Warrants to be
issued (without regard to any limitations on
exercise set forth therein):

_________________________